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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Amendment No. 1 to the registration statement of Boston Life Sciences, Inc. (the "Company") on Form S-3 for 2,582,677 shares of common stock of our report dated March 11, 1999, on our audits of the consolidated financial statements of the Company as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998.



                                                      PricewaterhouseCoopers LLP
Boston, Massachusetts

May 17, 1999